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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                   04-3417513
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

 40 Hudson Road, Canton, Massachusetts                      02021
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


 If this form relates to the               If this form relates to the
 registration of a class of                registration of a class of
 securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
 of the Exchange Act and is effective      of the Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box. [ ]                                  box. [X]


Securities Act registration statement file number to which
this form relates:                                                (pending)
                                                               ---------------
                                                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
       -------------------                  ------------------------------

              None                                       N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of Class)




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Information concerning Registrant's Common Stock, no par value per share, is contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 24, 1998 (Registration No. 333-51015) pursuant to the Securities Act of 1933, as amended ( the "S-1 Registration Statement") and such information is incorporated herein by reference.

Transfer Agent and Registrar

       The transfer agent and registrar for the Common Stock is BankBoston, N.A. (Boston EquiServ). Its address is 150 Royall Street, Canton, Massachusetts.


ITEM 2. EXHIBITS

1. Certificate of Incorporation of the Company. (Incorporated by reference from Exhibit 3.1 to the S-1 Registration Statement).

2. Form of Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from Exhibit 3.2 to the S-1 Registration Statement)

3. Articles of Organization of New England Audio Co., Inc. (Incorporated by reference from Exhibit 3.3 to the S-1 Registration Statement).

4. By-Laws of the Company. (Incorporated by reference from Exhibit 3.4 to the S-1 Registration Statement).

5. Form of Amended and Restated By-Laws of the Company. (Incorporated by reference from Exhibit 3.5 to the S-1 Registration Statement).

6.     By-Laws of New England Audio Co., Inc. (Incorporated by reference to
Exhibit 3.6 from the S-1 Registration Statement).

7. Specimen Certificate representing the Common Stock. (Incorporated by reference from Exhibit 4.1 to the S-1 Registration Statement).

8.     Form of Shareholder Rights Agreement. (Incorporated by reference from
Exhibit 4.2 to the S-1 Registration Statement).





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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        TWEETER HOME ENTERTAINMENT GROUP, INC.
                                                    (Registrant)



Date: April 24, 1998                    By /s/ JEFFREY S. STONE
                                           ------------------------------------
                                           Name: Jeffrey S. Stone
                                           Title: President





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